EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 16, 2024, relating to the consolidated financial statements of Upexi, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ GBQ Partners, LLC

Columbus, Ohio

September 15, 2025